Exhibit 99.1

USCF Funds Trust

United States 3x Oil Fund

Monthly Account Statement

For the Month Ended August 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(4,614,719)
Unrealized Gain (Loss) on Market Value of Futures	1,155,111
Dividend Income	4,832
Interest Income	17,904
ETF Transaction Fees	2,782
Total Income (Loss)	$(3,434,090)

Expenses
Sponsor Management Fees	$15,625
Brokerage Commissions	10,776
Total Expenses	$26,401
Net Income (Loss)	$(3,460,491)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/19	$20,165,866
Additions (250,000 Shares)	4,562,244
Withdrawals (100,000 Shares)	(2,250,403)
Net Income (Loss)	(3,460,491)

Net Asset Value End of Month	$19,017,216
Net Asset Value Per Share (900,040 Shares)	$21.13

To the Shareholders of United States 3x Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Oil Fund

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596

USCF Funds Trust

United States 3x Short Oil Fund

Monthly Account Statement

For the Month Ended August 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$603,416
Unrealized Gain (Loss) on Market Value of Futures	(348,118)
Dividend Income	1,129
Interest Income	2,972
ETF Transaction Fees	951
Total Income (Loss)	$260,350

Expenses
Sponsor Management Fees	$2,696
Brokerage Commissions	2,331
Total Expenses	$5,027
Net Income (Loss)	$255,323

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/19	$2,859,143
Additions (250,000 Shares)	1,258,278
Withdrawals (200,000 Shares)	(1,052,908)
Net Income (Loss)	255,323

Net Asset Value End of Month	$3,319,836
Net Asset Value Per Share (650,040 Shares)	$5.11

To the Shareholders of United States 3x Short Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Short Oil Fund

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596

USCF Funds Trust

Monthly Account Statement

For the Month Ended August 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(4,011,303)
Unrealized Gain (Loss) on Market Value of Futures	806,993
Dividend Income	5,961
Interest Income	20,876
ETF Transaction Fees	3,733
Total Income (Loss)	$(3,173,740)

Expenses
Sponsor Management Fees	$18,321
Brokerage Commissions	13,107
Total Expenses	$31,428
Net Income (Loss)	$(3,205,168)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/19	$23,025,009
Additions (500,000 Shares)	5,820,522
Withdrawals (300,000 Shares)	(3,303,311)
Net Income (Loss)	(3,205,168)

Net Asset Value End of Month	$22,337,052

To the Shareholders of USCF Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of USCF Funds Trust

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596